UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

NORTHEAST COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40589	86-3173858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

325 Hamilton Avenue, White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 684-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NECB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 20, 2026, Linda M. Swan notified NorthEast Community Bancorp, Inc. (the “Company”) and NorthEast Community Bank (the “Bank”) that she will be retiring as a director of the Company and the Bank effective as of January 20, 2026. Ms. Swan’s retirement was not the result of any disagreement with the Company or the Bank regarding the operations, policies or practices of the Company or the Bank.

(d)           On January 22, 2026, the Board of Directors of the Company and the Bank appointed Lynette Bennett to serve as a director of the Company and the Bank. Ms. Bennett was appointed to fill the vacancy on the Board of Directors of the Company and the Bank resulting from the retirement of Ms. Swan.

Ms. Bennett was not appointed to serve on any committee of the Board of Directors of the Company in connection with her appointment as a director. There are no arrangements or understandings with any person pursuant to which Ms. Bennett has been selected to serve as a director of the Company and the Bank, and there have been no transactions directly or indirectly involving Ms. Bennett that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

	Number	Description

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHEAST COMMUNITY BANCORP, INC.

Date: January 26, 2026	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chairman and Chief Executive Officer